As filed with the Securities and Exchange Commission on August 26, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	36-0698440
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois	60064-6400
(Address of Principal Executive Offices)	(Zip Code)

ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM

(Full title of the plan)

Laura J. Schumacher

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (847) 937-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (a)	Proposed maximum aggregate offering price (a)	Amount of registration fee (a)
Common shares (without par value)	23,248,652	$57.83	$1,344,469,545	$52,838

(a)                                  An undetermined number of additional shares may be issued if the antidilution provisions of the plan become operative.  The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of Registrant’s Common Shares reported on the New York Stock Exchange on August 21, 2008.

Pursuant to General Instruction E, the contents of Abbott Laboratories 1996 Incentive Stock Program Registration Statement on Form S-8 (File no. 333-09071) are incorporated herein by reference.

Part II.  Information Required in the Registration Statement

Item 8.  Exhibits

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on August 25, 2008.

ABBOTT LABORATORIES

By:	/s/ Miles D. White
Miles D. White,
Chairman of the Board and
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Miles D. White and Laura Schumacher, Esq., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miles D. White	Chairman of the Board,	August 25, 2008
Miles D. White	Chief Executive Officer, and
Director

/s/ Thomas C. Freyman	Executive Vice President, Finance and	August 25, 2008
Thomas C. Freyman	Chief Financial Officer (Principal
Financial Officer)

/s/ Greg W. Linder	Vice President and Controller	August 25, 2008
Greg W. Linder	(Principal Accounting Officer)

/s/ Roxanne S. Austin	Director	August 25, 2008
Roxanne S. Austin

/s/ William M. Daley	Director	August 25, 2008
William M. Daley

/s/ W. James Farrell	Director	August 25, 2008
W. James Farrell

/s/ H. Laurance Fuller	Director	August 25, 2008
H. Laurance Fuller

/s/ William A. Osborn	Director	August 25, 2008
William A. Osborn

/s/ David A. L. Owen	Director	August 25, 2008
David A. L. Owen

/s/ Boone Powell Jr.	Director	August 25, 2008
Boone Powell Jr.

/s/ W. Ann Reynolds	Director	August 25, 2008
W. Ann Reynolds

/s/ Roy S. Roberts	Director	August 25, 2008
Roy S. Roberts

/s/ Samuel C. Scott III	Director	August 25, 2008
Samuel C. Scott III

/s/ William D. Smithburg	Director	August 25, 2008
William D. Smithburg

/s/ Glenn F. Tilton	Director	August 25, 2008
Glenn F. Tilton

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP is included in the opinion filed as Exhibit 5 hereto.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24	Power of Attorney is included on the signature page.